Exhibit 99.1

Media:	Wendy Olson (713) 627-4072 (713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf (713) 627-4600

Date:	November 3, 2010

Spectra Energy Reports Third Quarter 2010 Results

•

Ongoing net income of $201 million, $0.31 diluted earnings per share (EPS), versus prior year quarter’s $190 million, $0.30 EPS; reported net income (controlling interests) of $197 million, $0.30 EPS, compared with $191 million, $0.30 EPS, in the prior year quarter.

•	Quarter benefited from expansion project earnings and improved commodity prices.

•	Continued successful execution of growth plan.

•	Expect to exceed 2010 $1.42 ongoing EPS target.

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported 2010 third quarter net income from controlling interests of $197 million, or $0.30 diluted EPS, compared with $191 million, or $0.30 EPS, in the prior year quarter. Ongoing net income was $201 million, or $0.31 EPS, versus $190 million, or $0.30 EPS, during the prior year quarter.

The higher results in the 2010 quarter reflect sound performance from the company’s fee-based businesses, the positive effect of higher commodity prices at its Field Services business and a stronger Canadian dollar.

“Having exceeded last year’s third quarter earnings by about 6 percent, we remain positive about realizing our growth objectives for the year. Given our strong year-to-date results and our typically strong fourth quarter, we expect to surpass our 20 percent earnings growth expectations and our $1.42 ongoing EPS target,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“We continue executing on our capital expansion plan, placing five projects into service this year – on time, on budget and generating returns on capital above our expectations,” said Ebel.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported third quarter 2010 earnings before interest and taxes (EBIT) of $231 million, compared with $239 million in third quarter 2009. Excluding the effect of certain 2009 items, EBIT increased slightly over last year’s quarter. Third quarter 2009 results included a $21 million net benefit related to project development costs, partially offset by an $11 million charge from a non-cash regulatory accounting adjustment related to Southeast Supply Header.

Consistent with our expectations, the segment benefited from business expansion projects, including Northern Bridge, Market Hub Partners Egan Storage and Algonquin J-2. These benefits were partly offset by higher operating costs, primarily due to timing.

Distribution

Distribution reported third quarter 2010 EBIT of $63 million, compared with $48 million in third quarter 2009. This improvement is primarily due to increased utilization by industrial customers, growth in the number of residential customers being served, lower operating fuel costs and a stronger Canadian dollar.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported third quarter 2010 EBIT of $90 million, compared with $84 million in third quarter 2009. The segment benefited from improved results in the base gathering and processing business, primarily driven by higher contracted volumes from expansions in non-conventional supply areas, including at Fort Nelson, South Peace Pipeline and West Doe, partially offset by declines in conventional supply areas. The segment also benefited from the effect of a stronger Canadian dollar.

Field Services

Field Services reported third quarter 2010 ongoing EBIT of $70 million, compared with $45 million in third quarter 2009. The increase in ongoing earnings was primarily driven by higher commodity prices as well as an $11 million pre-tax gain associated with ongoing unit issuances by DCP Midstream’s master limited partnership. These increases in earnings were partially offset by reduced volumes in the Mid-Continent region.

DCP Midstream’s EBIT is positively affected by higher commodity prices. During third quarter 2010, crude oil averaged approximately $76 per barrel, compared with approximately $68 per barrel in the prior year quarter. The natural gas liquids (NGL) to crude relationship averaged 48 percent during the third quarter 2010 versus 42 percent during the prior year quarter. This equates to an NGL price of $0.87 per gallon during the 2010 quarter versus $0.69 per gallon in third quarter 2009. NYMEX natural gas averaged approximately $4.38 per million British thermal unit (MMBtu) versus $3.39 per MMBtu during the same period in 2009.

DCP Midstream paid cash distributions of $41 million to Spectra Energy during the third quarter, bringing distributions to $228 million year-to-date.

Other

“Other” reported net costs of $23 million in third quarter 2010. Excluding a $7 million charge for resolution of a corporate litigation matter that arose prior to the 2007 spin-off of Spectra Energy, ongoing net costs were $16 million, compared with $10 million in third quarter 2009.

Interest Expense

Interest expense was $159 million for third quarter 2010, compared with $160 million for third quarter 2009.

Income Taxes

Third quarter 2010 income tax expense from continuing operations was $69 million, compared with $54 million reported in third quarter 2009. The increase resulted from higher earnings and a slightly higher effective tax rate during the quarter, compared with third quarter 2009.

Special Items Affecting Spectra Energy’s EPS for the Quarters Include: (in millions, except per-share amounts)
	Pre-tax Amount	Tax Effect	Net Income – Controlling Interests Impact	EPS Impact
Third Quarter 2010
Resolution of Pre-Spin Litigation	$(7)	$2	$(5)	$(0.01)

Total Special Items	$(7)	$2	$(5)	$(0.01)

Third Quarter 2009	$—	$—	$—	$—

Reconciliation of Reported to Ongoing Net Income – Controlling Interests (in millions)
	Quarters Ended September 30,
	2010	2009
Net Income – Controlling Interests as Reported	$197	$191
Adjustments to Reported Net Income – Controlling Interests:
Special Items	5	—
Discontinued Operations	(1)	(1)

Ongoing Net Income – Controlling Interests	$201	$190

Reconciliation of Reported to Ongoing Diluted EPS
	Quarters Ended September 30,
	2010	2009
Diluted EPS as Reported	$0.30	$0.30
Special Items	0.01	—

Diluted EPS, Ongoing	$0.31	$0.30

Additional Information

Additional information about third quarter 2010 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com. The analyst call is scheduled for today, Wednesday, November 3, 2010, at 9:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “16896236” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, February 2, 2011, by dialing (800) 642-1687 with conference ID 16896236. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment EBIT and Other EBIT (net costs) as measures of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBIT are reported segment or Other EBIT, which represent EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition; the performance of natural gas transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2009 Form 10-K, filed on February 25, 2010, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 19,100 miles of transmission pipeline, more than 305 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of the Dow Jones Sustainability World and North America Indexes and the U.S. S&P 500 Carbon Disclosure Project’s Leadership Index for both Carbon Performance and Disclosure. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

September 2010

(Unaudited)

(In millions, except per-share amounts and where noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.30	$0.30	$1.09	$0.98
Earnings Per Share, Diluted	$0.30	$0.30	$1.12	$0.98
Dividends Per Share	$0.25	$0.25	$0.75	$0.75
Weighted-Average Shares Outstanding, Diluted	650	647	650	641

INCOME
Operating Revenues	$1,019	$933	$3,562	$3,254
Total Reportable Segment EBIT	454	416	1,488	1,372
Income from Discontinued Operations, Net of Tax	1	1	17	3
Net Income - Controlling Interests	197	191	729	629

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$231	$239	$701	$690
Distribution	63	48	282	240
Western Canada Transmission & Processing	90	84	278	223
Field Services	70	45	227	219

Total Reportable Segment EBIT	454	416	1,488	1,372
Other EBIT	(23)	(10)	(53)	(46)

Total Reportable Segment and Other EBIT	$431	$406	$1,435	$1,326

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission			$478	$340
Distribution			126	171
Western Canada Transmission & Processing			260	236
Other			23	21

Total Capital and Investment Expenditures, Excluding Acquisitions			$887	$768

Acquisitions, Net of Cash Acquired (a)			$492	$295

	September 30, 2010	December 31, 2009
CAPITALIZATION
Common Equity - Controlling Interests	39%	40%
Noncontrolling Interests and Preferred Stock	4%	4%
Total Debt	57%	56%

Total Debt	$10,999	$9,918
Book Value Per Share (b)	$11.53	$11.01
Actual Shares Outstanding	648	647

(a)	Represents acquisitions of Bobcat gas storage assets in 2010 and Ozark gas transmission and gathering systems in 2009.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

September 2010

(Unaudited)

(In millions, except where noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
U.S. TRANSMISSION
Operating Revenues	$442	$427	$1,341	$1,246
Operating Expenses
Operating, Maintenance and Other	165	126	482	390
Depreciation and Amortization	64	61	192	182
Gains on Sales of Other Assets and Other, net	1	1	1	11
Other Income and Expenses	38	19	93	60
Noncontrolling Interests	21	21	60	55

EBIT	$231	$239	$701	$690

Proportional Throughput, TBtu (a)	624	607	2,009	1,894

DISTRIBUTION
Operating Revenues	$261	$244	$1,260	$1,236
Operating Expenses
Natural Gas Purchased	54	62	535	617
Operating, Maintenance and Other	96	89	298	252
Depreciation and Amortization	48	44	145	126
Other Income and Expenses	—	(1)	—	(1)

EBIT	$63	$48	$282	$240

Number of Customers, Thousands			1,334	1,315
Heating Degree Days, Fahrenheit	285	348	4,288	4,964
Pipeline Throughput, TBtu	180	133	665	589
Canadian Dollar Exchange Rate, Average	1.04	1.10	1.04	1.17

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$315	$260	$959	$770
Operating Expenses
Natural Gas and Petroleum Products Purchased	62	38	189	143
Operating, Maintenance and Other	119	103	369	299
Depreciation and Amortization	46	38	124	105
Loss on Sales of Other Assets, net	(1)	—	(1)	—
Other Income and Expenses	3	3	2	—

EBIT	$90	$84	$278	$223

Pipeline Throughput, TBtu	151	148	451	446
Volumes Processed, TBtu	164	163	490	494
Empress Inlet Volumes, TBtu	163	169	441	578
Canadian Dollar Exchange Rate, Average	1.04	1.10	1.04	1.17

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$70	$45	$227	$219

EBIT	$70	$45	$227	$219

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	7.1	7.0	6.9	7.0
Natural Gas Liquids Production, MBbl/d (b,c)	378	371	364	354
Average Natural Gas Price Per MMBtu (d)	$4.38	$3.39	$4.59	$3.93
Average Natural Gas Liquids Price Per Gallon	$0.87	$0.69	$0.96	$0.63
Average Crude Oil Price Per Barrel (e)	$76.20	$68.30	$77.65	$57.00

OTHER
Operating Revenues	$15	$12	$42	$36
Operating Expenses	39	30	93	90
Other Income and Expenses	1	8	(2)	8

EBIT	$(23)	$(10)	$(53)	$(46)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating Revenues	$1,019	$933	$3,562	$3,254
Operating Expenses	678	581	2,387	2,170
Gains on Sales of Other Assets and Other, net	—	1	—	11

Operating Income	341	353	1,175	1,095

Other Income and Expenses	105	72	314	302
Interest Expense	159	160	476	456

Earnings From Continuing Operations Before Income Taxes	287	265	1,013	941
Income Tax Expense From Continuing Operations	69	54	242	260

Income From Continuing Operations	218	211	771	681
Income From Discontinued Operations, net of tax	1	1	17	3

Net Income	219	212	788	684
Net Income - Noncontrolling Interests	22	21	59	55

Net Income - Controlling Interests	$197	$191	$729	$629

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	September 30, 2010	December 31, 2009
ASSETS

Current Assets	$1,422	$1,429
Investments and Other Assets	6,722	6,356
Net Property, Plant and Equipment	16,375	15,347
Regulatory Assets and Deferred Debits	997	947

Total Assets	$25,516	$24,079

LIABILITIES AND EQUITY

Current Liabilities	$3,065	$2,495
Long-term Debt	9,277	8,947
Deferred Credits and Other Liabilities	4,887	4,747
Preferred Stock of Subsidiaries	258	225
Equity	8,029	7,665

Total Liabilities and Equity	$25,516	$24,079

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$788	$684
Adjustments to reconcile net income to net cash provided byoperating activities	219	583

Net cash provided by operating activities	1,007	1,267

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,421)	(740)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	406	(289)

Effect of exchange rate changes on cash	(2)	(10)

Net increase (decrease) in cash and cash equivalents	(10)	228
Cash and cash equivalents at beginning of period	166	205

Cash and cash equivalents at end of period	$156	$433

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

September 2010 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$231	$—		$—		$—	$231

Distribution	63	—		—		—	63

Western Canada Transmission & Processing	90	—		—		—	90

Field Services	70	—		—		—	70

Total Reportable Segment EBIT	454	—		—		—	454

Other	(23)	7	A	—		7	(16)

Total Reportable Segment and Other EBIT	$431	$7		$—		$7	$438

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$431	$7		$—		$7	$438
Interest Expense	(159)	—		—		—	(159)
Interest Income and Other	15	—		—		—	15
Income Taxes from Continuing Operations	(69)	(2)		—		(2)	(71)
Discontinued Operations, net of Tax	1	—		(1	) B	(1)	—

Total Earnings	$219	$5		$(1)		$4	$223

Total Earnings - Noncontrolling Interests	(22)	—		—		—	(22)

Total Earnings - Controlling Interests	$197	$5		$(1)		$4	$201

EARNINGS PER SHARE, BASIC	$0.30	$0.01		$—		$0.01	$0.31

EARNINGS PER SHARE, DILUTED	$0.30	$0.01		$—		$0.01	$0.31

A - Resolution of pre-spin litigation

B - Net revenues from Sonatrach settlement.

Weighted Average Shares (reported and ongoing) - in millions

Basic	648

Diluted	650

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

September 2009 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$239	$—		$—	$239

Distribution	48	—		—	48

Western Canada Transmission & Processing	84	—		—	84

Field Services	45	—		—	45

Total Reportable Segment EBIT	416	—		—	416

Other	(10)	—		—	(10)

Total Reportable Segment and Other EBIT	$406	$—		$—	$406

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$406	$—		$—	$406
Interest Expense	(160)	—		—	(160)
Interest Income and Other	19	—		—	19
Income Taxes from Continuing Operations	(54)	—		—	(54)
Discontinued Operations, net of Tax	1	(1	) A	(1)	—

Total Earnings	$212	$(1)		$(1)	$211

Total Earnings - Noncontrolling Interests	(21)	—		$—	(21)

Total Earnings - Controlling Interests	$191	$(1)		$(1)	$190

EARNINGS PER SHARE, BASIC	$0.30	$—		$—	$0.30

EARNINGS PER SHARE, DILUTED	$0.30	$—		$—	$0.30

A - Net results from Nevis and Brazeau River gathering and processing facilities in Western Canada.

Weighted Average Shares (reported and ongoing) - in millions

Basic	646

Diluted	647